Exhibit 99.1


MOBIUS                                                    Financial News Release

                                          Contact:    Mobius Management
                                                      Systems, Inc.
                                                      Ray Kunzmann
                                                      914-921-7346
                                                      rkunzman@mobius.com

                                                      Investor Relations
                                                      Makovsky & Company Inc.
                                                      Gene Marbach
                                                      212-508-9645
                                                      emarbach@makovsky.com

                                                      Media Relations
                                                      Richard Dukas
                                                      Communications
                                                      Richard Dukas
                                                      203-833-1466
                                                      Richard@richarddukas.com

For Immediate Release

                     MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS

                     RESULTS FOR FISCAL SECOND QUARTER 2004

        Revenues advance 9% to $23.3 million while EPS increases to $0.10 from $0.04 last year
         Fiscal second quarter 2004 represents sixth consecutive quarter of profitability

Rye, NY, January 27, 2004 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced results for its fiscal second quarter 2004.

Total consolidated revenues for the quarter ended December 31, 2003 increased 9% to $23.3 million from $21.3 million for the quarter ended December 31, 2002. Software license revenues for the fiscal second quarter were $11.5 million, advancing 13% over last year's second quarter of $10.2 million. Operating income for the fiscal second quarter was $2.7 million compared to $827,000 for the same period a year ago. Net income for the fiscal second quarter was $2.0 million, or $0.10 per diluted share, as compared with $722,000, or $0.04 per diluted share, in the same period last year. Sales and marketing, and general and administrative costs increased 3% to $11.8 million from $11.5 million in the fiscal second quarter of 2003. Research and development costs increased 10% to $4.9 million from $4.5 million in the fiscal

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second quarter of 2003. In the second quarter of the prior year, the Company recorded charges for acquired in-process R&D and facilities restructuring of $910,000 and $194,000, respectively.

For the six months ended December 31, 2003 total consolidated revenues advanced 16% to $46.7 million compared with $40.2 million for the same period last year. Operating income for the first half of fiscal 2004 was $5.8 million compared with $1.1 million in the same period a year earlier. Net income for the first half of fiscal 2004 was $4.1 million, or $0.21 per diluted share, compared with $1.1 million, or $0.06 for the same period last year.

As of December 31, 2003, cash totaled $37.8 million compared with $37.3 million at June 30, 2003. As of December 31, 2003, total software license installments receivable amounted to $33.0 million, an increase of 41% compared with the June 30, 2003 balance of $23.5 million. The Company had no bank debt outstanding at either December 31, 2003 or June 30, 2003.

Commenting on the results, Mitch Gross, President and CEO of Mobius, said, "I am pleased to report another quarter of revenue and earnings growth which resulted largely from greater productivity from our sales force, the success of our new products and some economic improvement in our markets. While there still appears to be some hesitance in terms of IT spending on the part of corporate managers, we remain confident in our products and we believe in the growth potential of the content management market. As an example, in a December 31, 2003 article, CIO Magazine noted that a recent survey of 750 medium and large U.S. businesses conducted by the Boston-based Yankee Group indicated that 63% of those companies plan to increase their investment in enterprise content management systems over the next 12 to 18 months. We remain financially strong and committed to execution at all levels of our business, including product development and sales and marketing. Our focus will continue to be on achieving profitable growth."


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Recent Highlights
-----------------

Mobius Presented at Sixth Annual Needham Growth Conference: On January 8, 2004, the management of Mobius presented to investors at Needham & Company's Sixth Annual Growth Conference at the New York Palace Hotel. The presentation was also available via Web cast.

Mobius Named Raymond F. Kunzmann as New Chief Financial Officer: Mobius announced the appointment of Raymond F. Kunzmann, 46, as chief financial officer and senior vice president of finance, effective as of December 16, 2003. Mr. Kunzmann replaces Peter E. Takiff. Mr. Kunzmann previously served as vice president of finance and chief financial officer of LeCroy Corporation, a publicly owned manufacturer of high performance oscilloscopes, where he played a leadership role in improving the performance of the finance function, helped strengthen the balance sheet through debt and equity financing, and was a key contributor to the company's growth strategy.

Mobius Solutions for SAP(R) Software Applications Now "Powered by SAP NetWeaver": Mobius announced that it is one of the first members of the SAP(R) Software Partner Program to have earned certification for the deployment of J2EE-compliant solutions on SAP Web Application Server (SAP Web AS) Release
6.20. This certification, via the J2EE-DEP interface, of Mobius's DocumentDirect(R) for the Internet 2.1, helps ensure that SAP customers can take advantage of DocumentDirect for the Internet 2.1 in their production environments by utilizing the SAP Web AS-based J2EE engine.

Mobius Unveiled Enhanced Audit and Balancing Tool: Mobius announced the availability of ViewDirect(R)-ABS version 4.1 for open systems, an audit and balancing system that ensures the integrity and consistency of enterprise information. ViewDirect-ABS 4.1 enhances confidence in the accuracy of financial reporting and helps companies comply with the requirements of the Sarbanes-Oxley Act of 2002.


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Conference Call Information
---------------------------

Mobius will hold its quarterly conference call today at 10:00 AM EST to discuss its fiscal second quarter 2004. Interested persons wishing to listen to the conference call via Web cast may access it at http://www.firstcallevents.com/service/ajwz396607220gf12.html The conference call will be available for playback seven days following the live call beginning at approximately 12:00 noon EST. For access to the replay, please call
1.800.642.1687 and enter ID# 4951506.

About Mobius
------------

Mobius Management Systems, Inc. (www.mobius.com) is the leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; records management; and enterprise report distribution. Mobius products are used by nearly 1,400 organizations worldwide, including more than sixty percent of the Fortune 100 companies. The company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, Belgium, the Netherlands, Switzerland, Australia, Japan and Singapore.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance, or achievements include, among other things, market acceptance of Mobius's products, fluctuations in period to period results, seasonality, uncertainty of future operating results, technological change, extended payment risk, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors, whether the Internet can accommodate continued growth and concerns about transaction security on the Internet. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 9, 2003, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect and DocumentDirect are registered trademarks of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.


                               (Tables to follow)

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                         MOBIUS MANAGEMENT SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (unaudited, in thousands, except per share data)


                                                      Three Months Ended             Six Months Ended
                                                    12/31/03      12/31/02        12/31/03      12/31/02
                                                    --------      --------        --------      --------
Revenues:
   Software license                                  $11,503       $10,168         $24,004      $17,924
   Maintenance                                        10,044         9,461          20,046       18,651
   Professional service and other                      1,749         1,701           2,657        3,669
                                                     -------       -------         -------      -------
     Total revenues                                   23,296        21,330          46,707       40,244
                                                     -------       -------         -------      -------

Cost of revenues:
   Software license                                      389           334             724          422
   Maintenance                                         1,562         1,515           3,256        2,997
   Professional service and other                      1,894         1,595           2,956        3,580
                                                     -------       -------         -------      -------
     Total cost of revenues                            3,845         3,444           6,936        6,999
                                                     -------       -------         -------      -------

Gross profit                                          19,451        17,886          39,771       33,245
                                                     -------       -------         -------      -------

Operating expenses:
   Sales and marketing                                 8,880         8,820          18,313       17,393
   Research and development                            4,927         4,470           9,930        8,537
   General and administrative                          2,904         2,665           5,714        5,095
   Acquired in-process R&D                              --             910            --            910
   Facilities restructuring                             --             194            --            194
                                                     -------       -------         -------      -------
     Total operating expenses                         16,711        17,059          33,957       32,129
                                                     -------       -------         -------      -------

Income from operations                                 2,740           827           5,814        1,116

Miscellaneous income, net                                454           375             879          824
                                                     -------       -------         -------      -------
Income before income taxes                             3,194         1,202           6,693        1,940
Provision for income taxes                             1,146           480           2,609          834
                                                     -------       -------         -------      -------

Net income                                           $ 2,048       $   722         $ 4,084      $ 1,106
                                                     =======       =======         =======      =======

Basic weighted average shares                         17,857        17,364          17,706       17,292
Basic earnings per share                             $  0.11       $  0.04         $  0.23      $  0.06
Diluted weighted average shares                       20,266        17,636          19,909       17,588
Diluted earnings per share                           $  0.10       $  0.04         $  0.21      $  0.06


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                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                                          12/31/03    6/30/03
                                                          --------    -------
Assets:
Current Assets:

  Cash and cash equivalents                               $37,789     $37,315
  Accounts receivable, net                                 11,237      10,551
  Software license installments, current                   11,437       8,017
  Other current assets                                      2,580       2,897
                                                          -------     -------
Total Current Assets                                       63,043      58,780

Property and equipment, net                                 4,472       4,546
Software license installments, non-current                 21,522      15,435
Deferred income taxes, non-current                            461         328
Other non-current assets                                    2,564       2,729
                                                          -------     -------

Total Assets                                              $92,062     $81,818
                                                          =======     =======

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses                   $17,084     $15,726
  Deferred revenues, current                               22,180      21,306
  Deferred income taxes, current                            4,110       2,869
                                                          -------     -------
Total Current Liabilities                                  43,374      39,901

Deferred revenues, non-current                              4,891       5,560

Total Stockholders' Equity                                 43,797      36,357
                                                          -------     -------

Total Liabilities and Stockholders' Equity                $92,062     $81,818
                                                          =======     =======


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